                               ELEVENTH AMENDMENT

          This ELEVENTH AMENDMENT, dated as of January 19, 1996, is entered into by and among ROHR, INC. (formerly known as Rohr Industries, Inc.) (the "Borrower"), the financial institutions listed on the signature pages hereof under the heading "Lenders" (collectively the "Lenders"), and CITICORP USA, INC., a Delaware corporation, as Agent (the "Agent") for such Lenders.

          PRELIMINARY STATEMENT. The Borrower has entered into a Credit Agreement dated as of April 26, 1989, as amended by the First Amendment dated as of July 21, 1989, the Second Amendment dated as of January 25, 1990, the Third Amendment dated as of April 30, 1990, the Letter Amendment dated as of October 31, 1992, the Fifth Amendment dated as of July 9, 1993, the Sixth Amendment dated as of September 24, 1993, the Seventh Amendment dated as of May 10, 1994, the Eighth Amendment dated as of November 29, 1994, the Ninth Amendment dated as of June 30, 1995, and the Tenth Amendment dated as of November 17, 1995 (said Credit Agreement, as so amended, being the "Credit Agreement", the terms defined therein being used herein as therein defined unless otherwise defined herein), with the Lenders party thereto and the Agent. The Borrower and the Lenders have agreed to amend and modify the Credit Agreement as hereinafter set forth.

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1.  Amendment to Credit Agreement.  The Credit Agreement is,
                      -----------------------------
effective as of the date hereof and subject to the satisfaction of the conditions set forth in Section 3 below, hereby amended follows:

          (a) Section 1.01 is hereby amended by adding the following definition in appropriate alphabetical order:

               "'Sublease Agreements' means those certain Sublease Agreements, dated as of September 14, 1992, between the Borrower and State Street Bank and Trust Company of California, National Association, and W. Jeffrey Kramer as Trustees for the benefit of General Electric Capital Corporation, Sanwa General Equipment Leasing, Incorporated, ELLCO Leasing Corporation and JCB Credit Corporation and their respective successors and assigns, as such agreements may be amended from time to time."

          (b) The definitions of "Net Income Available For Fixed Charges", "Pro Rata Amount" and "Repayment Date" in Section 1.01 are hereby amended to read, respectively, as follows:

               "'Net Income Available for Fixed Charges' means, for any period,
                 ---------------------------------------
          net income (or net deficit, as the case may be) before taxes for such period, as determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e), plus amounts which, in the determination of net income for such period, have been deducted for (i) the items referred to in the definition of "Fixed Charges" in this Section 1.01, (ii) depreciation, (iii) in the case of any such period that includes the month of April 1992, the $50,000,000 special provision which was established by the Borrower in the third quarter of Fiscal Year 1992, (iv) in the case of any such period that includes the fiscal month ending May 2, 1993 (A) the cumulative effect through May 2, 1993 of the accounting changes adopted by the Borrower, effective as of August 1, l992, as described in the Borrower's Form 10-Q filed with the Securities and Exchange Commission for third Fiscal Quarter 1993, and (B) the provisions and charges, not in excess of $38 million in the aggregate, established by the Borrower in the third Fiscal Quarter of Fiscal Year 1993, (v) non-cash expenses, in an amount not to exceed $10 million in the aggregate from November 1, 1995 through the Termination Date, that are incurred by Borrower in connection with one or more exchanges by Borrower of shares of its common stock for all or any portion of Borrower's Convertible Subordinated Notes due 2004 or Borrower's Convertible Subordinated Debentures due 2012 and (vi) non-cash expenses, in an amount not to exceed Six Million Dollars ($6,000,000), incurred by the Borrower in connection with the sale of Rohr Credit Corporation."

               "'Pro Rata Amount' means, in respect of any Repayment Date, the
                 ---------------
          amount which bears to the total of the Lenders' Commitments the same ratio as the aggregate principal amount of that prepayment, redemption, purchase, defeasance or other satisfaction of Debt which caused such Repayment Date to occur bears to the aggregate principal amount of such Debt outstanding at the date of (but without giving effect to) such prepayment, redemption, purchase, defeasance or other satisfaction; provided, however, with respect to any Repayment Date
                        --------  -------
          described in the last sentence of the definition of 'Repayment Date', 'Pro Rata Amount' means an amount equal to the total of the Lenders' Commitments multiplied by the quotient of (a) the aggregate amount by which rent under the Sublease Agreements is to be reduced during the basic term of the Sublease Agreements as a result of the prepayment or other satisfaction giving rise to such Repayment Date, divided by (b) the aggregate amount of all rent under the Sublease Agreements from the date of such prepayment or other satisfaction until the end of the basic term of the Sublease Agreements (calculated without regard to such prepayment or other satisfaction)."

               "'Repayment Date' means the date on which any Debt (other than
                 ---------------
          (i) Debt resulting from Advances, (ii) Debt owed to any Subsidiary of the Borrower, and (iii) Debt described in clause (vi) of the definition of "Debt" contained in Section 1.01) of the Borrower is prepaid, redeemed, purchased, defeased or otherwise satisfied prior to the scheduled repayment date or stated maturity thereof; provided,
                                                                   --------
          however, that the date on which any of the following occurs shall not
          -------
          be a Repayment Date: (a) the satisfaction of Debt through its surrender to the Borrower in payment for stock issuable upon exercise of a warrant issued pursuant to the Warrant Agreement dated as of July 31, 1993 between the Borrower and the purchasers identified therein, (b) the conversion of the Borrower's 7% Convertible Subordinated Debentures due 2012 and 7 3/4% Convertible Subordinated Notes due 2004 into common stock of the Borrower in accordance with their respective terms, (c) prepayments, redemptions, purchases, defeasances or other satisfactions of Debt (other than Debt evidenced by the Borrower's 9.35% and 9.33% senior notes due 2000 and 2002, respectively, 9.25% subordinated notes due 2017, 7% convertible subordinated notes due 2012, Senior Notes and Subordinated Debt) aggregating not more than $500,000 in any Fiscal Year, and (d) prepayments, redemptions, purchases, defeasances and other satisfactions of convertible Debt for consideration consisting solely of common stock of the Borrower, and provided, further, that it is
                                               --------  -------
          understood and agreed that the scheduled repayment date or stated maturity of the industrial development bonds (in an aggregate principal amount up to $16,500,000) related to the Borrower's San Marcos, Texas facility shall include the date on which such bonds shall be prepaid, redeemed or purchased in connection with the expiration of the letter of credit related thereto or upon tender by the holders thereof in accordance with the terms of the indenture governing such bonds. 'Repayment Date' shall also mean the date on which the Borrower prepays or otherwise satisfies prior to the scheduled payment date any rent, or makes any payment to acquire all or a portion of any sublessor's interest in any subleased equipment, under any of the Sublease Agreements; provided, however, that the date
                                                --------  -------
          on which
          any of the following occurs shall not be a Repayment Date: (i) regularly scheduled payments of periodic rent, as scheduled on December 31, 1994, (ii) payments of the stipulated loss value with respect to an item of equipment that shall become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of the Borrower, or permanently rendered unfit for use from any cause whatsoever; (iii) payments of the stipulated loss value with respect to an item of equipment that the Borrower has discontinued using for valid operational reasons; (iv) payments made on or about February 28, 2000, to acquire all of a sublessor's interests in the equipment subleased under a Sublease Agreement in accordance with the early purchase option set forth in such Sublease Agreement; and (v) payments made on or after February 28, 2003, the expiration of the basic term of the Sublease Agreements; and provided, further, that it is
                                          --------  -------
          understood that the term 'rent', as used in this definition and the definition of the term 'Pro Rata Amount', shall mean regularly scheduled periodic rent and shall not include any fee, cost, expense, tax indemnity, loss or other charge that the Borrower is required to pay or reimburse to a sublessor and which may be characterized as additional or supplemental rent in any of the Sublease Agreements."

          (c) Section 5.02(k) is hereby amended by adding to the end thereof a parenthetical clause to read as follows:

          "(except that up to $2,000,000 of the Debt described in clause (iii) above may be secured by a Lien described in clause (iv) of the definition of "Permitted Liens" provided that such Debt consists of a loan from the State or Maryland, or an entity acting in conjuction with the State of Maryland, to the Company to finance the acquisition of equipment to be used at the Company's facility in Hagerstown, Maryland)".

          SECTION 2.  Waiver.  The provisions of Section 5.02(g)(iii) of the
                      ------
Credit Agreement are, eEffective as of the date hereof and subject to the satisfaction of the conditions set forth in Section 3 below,:

          (a) the provisions of Section 5.02(g)(iii) of the Credit Agreement are hereby waived solely to permit the Amended and Restated Note Agreement, dated as of May 10, 1994 and relating to Borrower's 9.35% senior notes due 2000, and the Amended and Restated Note Agreement, dated as of May 10, 1994 and relating to Borrower's 9.33% senior notes due 2002, each as amended to date, to be amended, restated and amalgamated into the Exchange Agreement and Amended and Restated Note Agreement (the "Amended Agreement") substantially in the form of the Exchange Agreement and Amended and Restated Note Agreement delivered to Shearman & Sterling, special counsel to the AgentLenders, prior to the execution of this Eleventh Amendment; and

          (b) the provisions of Section 5.03(l) of the Credit Agreement which require the Borrower to furnish a copy of the Amended Agreement to each Lender at least two Business Day prior to the effective date of the Amended Agreement are hereby waived, provided that (i) the Borrower furnishes a draft of the Amended Agreement to each Lender at least one Business Day prior to the effective date of the Amended Agreement, and (ii) the Amended Agreement executed by the Borrower is substantially similar to the draft of the Amended Agreement furnished to the Lenders, (it being understood by the parties that the Borrower has agreed to furnish to each Lender a true and correct copy of the Amended Agreement promptly after such agreement becomes effective).

          SECTION 3.  Conditions of Effectiveness.  This Eleventh Amendment
                      ---------------------------
shall become effective as of the date hereof when:

          (a) the Agent shall have received counterparts of this Eleventh Amendment executed by the Borrower and the Majority Lenders, or, as to any of the Lenders, advice satisfactory to the Agent that such Lenders have executed counterparts of this Eleventh Amendment;

          (b) the Amended Agreement shall have become effective; and

          (c) the Sublease Agreement, dated as of September 14, 1992, between the Borrower and State Street Bank and Trust Company of California, National Association, and W. Jeffrey Kramer as Trustees for the benefit of General Electric Capital Corporation, as amended to date, shall have been amended to incorporate by reference the definition of "Net Income Available For Fixed Charges" contained in Section 1.01 of the Credit Agreement, as amended by this Eleventh Amendment.

          SECTION 4. Reference to and Effect on the Credit Agreement. (a) Upon
                     -----------------------------------------------
the effectiveness of this Eleventh Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the Notes to the "Credit Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Eleventh Amendment.

          (b) Except as specifically amended above, the Credit Agreement and the A Notes, and each B Note outstanding on the date hereof, shall remain in full force and effect and are hereby ratified and confirmed.

          (c) Except as the Credit Agreement may expressly be modified hereby, the execution, delivery and effectiveness of this Eleventh Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Notes nor constitute a waiver of any of the provisions contained therein.

          SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand
                     ------------------
all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Eleventh Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect hereto and with respect to advising the Agent as to its rights and responsibilities hereunder.

          SECTION 6. Execution in Counterparts. This Eleventh Amendment may be
                     -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Eleventh Amendment, or of any document required to be delivered hereunder, by telecopier shall be effective as delivery of a manually executed counterpart of this Eleventh Amendment or such document.

          SECTION 7. Governing Law. This Eleventh Amendment shall be governed
                     -------------
by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                   ROHR, INC.

                                   By:    /s/ Kenneth W. Scholz
                                          ---------------------
                                   Title: Treasurer


                                   CITICORP USA, INC., as Agent

                                   By:    /s/ David L. Harris
                                          ---------------------
                                   Title: Assitant Vice President



                                   Lenders

                                   CITIBANK, N.A.

                                   By:    /s/ Carolyn R. Bodmer
                                          ----------------------
                                   Title: Vice President


                                   CITICORP USA, INC.

                                   By:    /s/ David L. Harris
                                          --------------------
                                   Title: Assistant Vice President


                                   WELLS FARGO BANK, N.A.

                                   By:    /s/ Craig T. Ingram
                                          --------------------
                                   Title: Vice President


                                   THE FIRST NATIONAL BANK OF CHICAGO

                                   By:    /s/ Jacqueline P. Yardley
                                          --------------------------
                                   Title: Vice President


                                   MANUFACTURERS BANK

                                   By:    /s/ Virginia Hanagami
                                          ----------------------
                                   Title: Vice President

                                   ROYAL BANK OF CANADA

                                   By:    __________________________
                                   Title:


                                   THE LONG-TERM CREDIT BANK OF
                                   JAPAN, LTD., Los Angeles Agency

                                   By:    __________________________
                                   Title:


                                   BANQUE FRANCAISE DU COMMERCE
                                   EXTERIEUR

                                   By:    /s/ Daniel Touffu
                                          ------------------
                                   Title: First Vice President
                                          and Regional Manager

                                   By:    __________________________
                                   Title:


                                   BANCA COMMERCIALE ITALIANA,
                                   Los Angeles Foreign Branch

                                   By:    /s/ Iacopo Navone
                                          ------------------
                                   Title: Vice President and
                                          Manager

                                   By:    /s/ Jack Wityak
                                          ----------------
                                   Title: Vice President


                                   BANCO CENTRAL
                                   HISPANOAMERICANO, S.A.

                                   By:     /s/ Francisco Alcon
                                          ---------------------
                                   Title: Executive Vice President
                                          and General Manager


                                   THE MITSUBISHI TRUST AND BANKING
                                   CORPORATION, LOS ANGELES AGENCY

                                   By:    /s/ Hiroaki Koseski
                                          --------------------
                                   Title: Senior Vice President